UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2011

DEL MONTE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

As previously disclosed in Del Monte Corporation’s Quarterly Report on Form 10-Q for the three-month period ended July 31, 2011, Del Monte Corporation is currently party to a putative class action in the Delaware Court of Chancery relating to the acquisition of Del Monte Foods Company on March 8, 2011 by an investor group led by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”) and Centerview Capital L.P. (“Centerview”). The defendants in this putative class action, In re Del Monte Foods Company Shareholders Litigation (the “Delaware Shareholder Case”), include: each of the now-former directors of Del Monte Foods Company (the “Director Defendants”); Del Monte Foods Company’s former Chief Executive Officer in his capacity as such; Barclays Capital, Inc.; KKR, Vestar, and Centerview (named as Centerview Partners); Blue Acquisition Group, Inc.; Blue Merger Sub, Inc.; and Del Monte Corporation, which was joined as a defendant in the litigation as successor in interest to Del Monte Foods Company (together, the “Defendants”).

On October 6, 2011, the lead plaintiff and the Defendants submitted a Stipulation and Agreement of Compromise and Settlement to the Delaware Court of Chancery (the “Proposed Settlement”) which, if approved, would settle the Delaware Shareholder Case. The total settlement amount under the Proposed Settlement is $89.4 million, including any additional fees and expenses awarded to plaintiffs’ counsel by the Court and costs of notifying the settlement class and administering claims. In connection with the Proposed Settlement, if approved, Del Monte Corporation expects to pay $65.7 million into an escrow account, consisting of 1) its financial contribution to the settlement and 2) the payment of previously unpaid merger-related fees being contributed to the settlement. In its financial statements for the quarter ended July 31, 2011, Del Monte Corporation had accrued all but $2.2 million of such amount.

Del Monte has entered into the Proposed Settlement to eliminate the uncertainties, burden, and expense of further litigation. In the Proposed Settlement, the Defendants deny all allegations of wrongdoing; Barclays and the Director Defendants deny that they acted contrary to the best interests of Del Monte Foods Company and its stockholders; and the Defendants state their belief that the sale process leading up to the acquisition of Del Monte Foods Company achieved the best price reasonably available for stockholders of Del Monte Foods Company.

The Proposed Settlement is subject to customary conditions, including certification of a mandatory, non-opt out class for settlement purposes; Court approval of the settlement following notice to settlement class members and a hearing; and entry of a judgment identical in all material respects to the judgment proposed by the parties in the Proposed Settlement. Under the terms of a proposed scheduling order to be submitted to the Court in connection with the Proposed Settlement, members of the settlement class will be given notice of the Proposed Settlement and an opportunity to file written objections to the settlement. The Court will then conduct a hearing on the Proposed Settlement and determine whether or not to approve it. The parties have the right to terminate the Proposed Settlement if the Court declines to enter the proposed judgment in any material respect or if the judgment is modified or reversed in any material respect on appeal. There can be no guarantee that the Proposed Settlement will be approved or, if approved, that it will not be modified or reversed upon appeal.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements conveying management’s expectations as to the future based on the status of the Delaware Shareholder Case, including the Proposed Settlement and related discussions, as of the date of this Current Report. Forward-looking statements involve inherent risks and uncertainties and Del Monte Corporation cautions security holders that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this Current Report include the following: the Court’s decision on whether or not to certify a class for settlement purposes; objections to the Proposed Settlement; the Court’s review of the Proposed Settlement; judicial decisions approving, disapproving, or modifying any terms of the Proposed Settlement (including without limitation the proposed scheduling order); recovery of insurance proceeds (if any); and uncertainties regarding the timing or final terms (if any) of a settlement of the Delaware Shareholder Case in light of any of the foregoing factors or other factors. All forward-looking statements in this Current Report are qualified by these cautionary statements and are made only as of the date of this Report. Del Monte Corporation undertakes no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Corporation

Date: October 6, 2011	By:	/s/ Richard L. French
	Name:	Richard L. French
	Title:	Senior Vice President, Treasurer, Chief Accounting Officer and Controller